Exhibit 10.25

CERTAIN PORTIONS OF THIS EXHIBIT (MARKED BY [***]) HAVE BEEN OMITTED BECAUSE THE IDENTIFIED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT NO. 1 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 1 to Collaboration and License Agreement (“First Amendment”) is made and entered into effective as of December 17, 2021 (“First Amendment Effective Date”) by and between BicycleTx Limited, a company incorporated in England and Wales with a place of business at Building 900, Babraham Research Campus, Cambridge CB22 3AT, UK (“BicycleTx”), and Ionis Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 2855 Gazelle Court, Carlsbad, California 92010, USA (“Ionis”).  BicycleTx and Ionis are referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

WHEREAS, BicycleTx and Ionis entered into that certain Collaboration and License Agreement dated as of July 9, 2021 (the “Agreement”), pursuant to which the Parties agreed to collaborate in the research and development of products incorporating TfR1 Bicycles directed against certain Targets;

WHEREAS, the Agreement provides for BicycleTx to perform the Research Activities, subject to certain terms and conditions, including [***] at BicycleTx’s cost, with additional BicycleTx work requested by Ionis over and above such [***] annually to be discussed in good faith and mutually agreed by the Parties;

WHEREAS, the Parties now seek to conduct certain additional activities to evaluate the potential for TfR1 Bicycles [***], and the Parties thus desire to amend the Agreement to provide for BicycleTx to perform such additional activities at Ionis’ cost, as further set forth in this First Amendment; and

WHEREAS, Section 12.3 of the Agreement provides that the Agreement may only be modified by a written instrument duly executed by authorized representatives of each Party.

NOW, THEREFORE, the Parties desire, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to amend the Agreement as set forth in this First Amendment.

ARTICLE 1
DEFINITIONS
1.1Capitalized Terms. Capitalized terms used in this First Amendment shall have the meanings set forth in the Agreement, unless otherwise defined in in this First Amendment.  Section references set forth in this First Amendment shall refer to section references in this First Amendment, unless expressly stated to refer to sections of the Agreement.

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ARTICLE 2
amendment
2.1Additional Activities.  BicycleTx will perform the research activities set forth on Schedule 1 attached hereto (the “Additional Activities”) during the period beginning on [***] and continuing until the first anniversary of such date (the “Additional Research Period”) in accordance with Section 4.5.1(a) of the Agreement.  The Additional Activities shall be deemed Research Activities under the Agreement, pursuant to Section 4.2.2 thereof, subject to the terms and conditions of this First Amendment.  Ionis shall use Commercially Reasonable Efforts to perform the Additional Activities allocated to it at its sole cost and expense.
2.2Amendment of the Research Plan.  The Research Plan shall be deemed amended pursuant to Section 4.2.3 of the Agreement as of the First Amendment Effective Date to incorporate the Additional Activities, without the requirement for a separate written agreement by the JSC.
2.3Level of Effort; Payment.  BicycleTx shall allocate [***].  Within [***] Business Days after the First Amendment Effective Date, Ionis shall pay to BicycleTx the sum of $1,560,000, of which $780,000 is in consideration of the signing of this First Amendment, and the remaining $780,000 is in consideration of the performance by BicycleTx of the Additional Activities for the duration of the Additional Research Period (such total amount, the “Additional Activities Fee”).
2.4Initial Period.
2.4.1Determination of Success Criteria and Initial Data Package.  During the first six-month period of the Additional Research Period (the “Initial Period”), the Parties, through the JSC, shall discuss in good faith and mutually agree upon (a) the success criteria by which the Parties will determine whether the initial goals of the Additional Activities have been achieved, and whether the Parties should continue to perform such Additional Activities for the remainder of the Additional Research Period (the “Success Criteria”) and (b) the nature and scope of the data generated by BicycleTx in the course of performing the Additional Activities during the Initial Period, which data BicycleTx will deliver to the JSC pursuant to Section 2.4.2 (the “Initial Data Package”).
2.4.2Data Sharing.  No later than the date that is [***] prior to the expiration of the Initial Period, BicycleTx shall deliver to the JSC the Initial Data Package.  The Parties shall review and discuss the Initial Data Package and, prior to the expiration of the Initial Period, shall mutually determine in good faith whether the Success Criteria have been achieved.
2.4.3Decisions by Consensus.  The Parties’ agreement upon the Success Criteria pursuant to Section 2.4.1 and determination of whether the Success Criteria have been achieved pursuant to Section 2.4.2 shall not be subject to the final decision-making authority of either Party and shall be made by the Parties by consensus only.  If the Parties are unable to agree upon the Success Criteria or their achievement, then Section 2.5.2 shall apply.

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2.5Follow-On Period; Termination of Additional Activities.
2.5.1Follow-On Period.  If the Parties mutually agree upon the Success Criteria and mutually determine that the Success Criteria have been achieved, then BicycleTx shall continue to perform the Additional Activities for the remainder of the Additional Research Period (the “Follow-On Period”), and BicycleTx shall be entitled to retain the entire Additional Activities Fee.  The Parties, through the JSC, shall discuss in good faith and mutually agree upon the nature and scope of the data generated by BicycleTx in the course of performing the Additional Activities during the Follow-On Period, which data BicycleTx will deliver to the JSC pursuant to this Section 2.5.1 (the “Follow-On Data Package”). Promptly following the expiration of the Follow-On Period, BicycleTx shall deliver to the JSC the Follow-On Data Package.  Upon expiration of the Follow-On Period, BicycleTx shall have no further obligation to perform any Additional Activities, unless the Parties mutually agree upon an extension to the Additional Research Period and the [***].
2.5.2Termination of Additional Activities.  If (a) the Parties cannot agree upon (i) the Success Criteria prior to the end of the Initial Period, or (ii) whether the Success Criteria have been achieved prior to the end of the Initial Period, or (b) the Parties agree upon the Success Criteria but do not agree that the Success Criteria have been achieved by the end of the Initial Period, then in each case ((a) and (b)), BicycleTx (A) shall have no further obligation to perform any Additional Activities, (B) shall be entitled to retain $780,000 of the Additional Activities Fee as consideration for signing of this First Amendment, (C) shall refund to Ionis the remaining $780,000 of the Additional Activities Fee, and (D) the Additional Research Period shall be deemed terminated upon the expiration of the Initial Period.
ARTICLE 3
MISCELLANEOUS
3.1No Waiver.  Nothing in this First Amendment is intended to operate as a waiver of any claims either Party may have against the other Party arising prior to the date of this First Amendment under the Agreement.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless it is in writing and signed by the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach by such other Party whether of a similar nature or otherwise.
3.2Miscellaneous.  This First Amendment and the performance, enforcement, breach, and termination hereof shall be interpreted, governed by, and construed in accordance with the laws of the State of New York, United States excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this First Amendment to the substantive law of another jurisdiction.  Any dispute arising from or relating to this First Amendment will be subject to resolution in accordance with Section 12.2 of the Agreement.  Except as specifically amended by this First Amendment, the terms and conditions of the Agreement shall remain in full force and effect.  Except to the extent expressly provided herein, the Agreement, as amended by this First Amendment, including all appendices, exhibits and schedules to each of the foregoing, sets forth the entire agreement and understanding between the Parties with respect to the subject matter of the Agreement (as amended) and all prior agreements, understandings, promises, and

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representations, whether written or oral, with respect thereto are superseded hereby.  This First Amendment may be executed in two or more counterparts in original, facsimile, PDF, or other electronic format, each of which shall be an original, and all of which together shall constitute one instrument.

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Execution Version

THIS AMENDMENT NO. 1 TO COLLABORATION AND LICENSE AGREEMENT is executed by the authorized representatives of the Parties as of the First Amendment Effective Date.

BICYCLETX LIMITED	IONIS PHARMACEUTICALS, INC.
By: /s/ Michael Skynner Name: Michael Skynner Title: Chief Operating Officer (COO)	By: /s/ Brett Monia Name: Brett Monia Title: CEO

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Schedule 1

Additional Activities

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